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                                                                    EXHIBIT 99.1

                                     PROXY

                               D.R. HORTON, INC.
            1901 ASCENSION BLVD., SUITE 100, ARLINGTON, TEXAS 76006

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby nominates, constitutes and appoints Donald R. Horton and David J. Keller, and each of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each and hereby authorizes them to represent and to vote as designated below, all shares of Common Stock of D.R. Horton, Inc. (the "Company"), held of record by the undersigned at the
close of business on     , 1998, at the Special Meeting of Stockholders to be
held on March , 1998, in the principal executive offices of the Company, 1901 Ascension Boulevard, Suite 100, Arlington, Texas 76006, or any adjournments or postponements thereof.

[X] Please mark your votes as in this example.

  1. To adopt and approve the Agreement and Plan of Merger, dated as of December 18, 1997, between the Company and Continental Homes Holding Corp., a Delaware corporation ("Continental"), providing for the merger of Continental with and into the Company, with the Company as the surviving corporation.

  2. In their discretion, the proxies are authorized to vote upon such other business as may properly be brought before the meeting or any adjournments or postponements thereof.

                [_] FOR   [_] AGAINST    [_] ABSTAIN

                     PLEASE SIGN AND DATE ON REVERSE SIDE.



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  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1. THIS PROXY WHEN PROPERLY
EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1.

  The undersigned hereby ratifies and confirms all that said attorneys and proxies, or either of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting. The undersigned acknowledges receipt of the notice of said annual meeting and the proxy statement accompanying said notice.

  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

                                    Dated:     , 1998

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                                                    (SIGNATURE)

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                                                    (SIGNATURE)

                                    Note: Please sign exactly as names appear
                                          herein. When shares are held by joint
                                          tenants, both should sign. When
                                          signing as attorney, executor,
                                          administrator, trustee, or guardian,
                                          please give full titles as such. If a
                                          corporation, please sign in full
                                          corporate name by President or other
                                          authorized officer. If a partnership,
                                          please sign in partnership name by
                                          authorized person.